UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 1, 2025
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 1, 2025, Greenidge Generation Holdings Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with a holder (the “Noteholder”) of its 8.50% Senior Notes due October 2026 (the “Notes”), pursuant to which the Company agreed to exchange $5,546,050 in aggregate principal amount of the Notes for cash consideration of $1,925,000 (or 221,842 Notes, each with a $25 principal value) on or before May 16, 2025.

The Exchange Agreement includes representations, warranties and covenants customary for a transaction of this type. The representations and warranties of the Company and the Noteholder contained in the Exchange Agreement have been made solely for the benefit of the parties to the Exchange Agreement. In addition, such representations and warranties have been made only for purposes of the Exchange Agreement, are subject to certain qualifications contained in the Exchange Agreement, which may differ from what may be viewed as material by investors and were made only as of the date of the Exchange Agreement or such other date as is specified in the Exchange Agreement. Accordingly, the Exchange Agreement is included as an exhibit to this filing only to provide investors with information regarding the terms of the Exchange Agreement, and not to provide investors with any other factual information regarding the Company or the Noteholder. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Noteholder or the Company or any of its subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Exchange Agreement should not be read alone, but should instead be read in conjunction with other information regarding the parties, the transaction and other documents that the Company will file with the U.S. Securities and Exchange Commission.

In the aggregate, from October 24, 2024 through May 1, 2025, the Company exchanged or agreed to exchange approximately 16.6% of the original $72,200,000 aggregate principal amount of the Notes, totaling $12,014,375 in principal amount (or 480,575 Notes, each with a $25 principal value), for either cash or shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Solely for illustrative purposes and based on the closing price of the Common Stock on May 6, 2025, the average exchange price across these transactions was approximately $8.03 per Note. The actual value of each exchange consummated prior to the date of this Current Report on Form 8-K (this “Form 8-K”), as reflected in the Company’s financial statements, was determined based on (i) the closing price of the Common Stock on the applicable exchange date for exchanges settled in stock or (ii) the cash consideration for exchanges settled in cash.

The Company continues to evaluate opportunities to satisfy its obligations, in whole or in part, of the remaining $60,185,625 in aggregate principal amount of the Notes through additional exchanges or similar transactions, using cash, equity or other forms of consideration in its sole discretion. Accordingly, the Company may pursue such transactions from time to time as market conditions and other factors permit but is under no obligation to do so.

The description of the Exchange Agreement above is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Exchange Agreement, dated May 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: May 7, 2025